Exhibit (h)(7)

SCHEDULE A

TRANSFER AGENCY AND SERVICE AGREEMENT

Effective October 31, 2011

Trust	Type of Entity	Jurisdiction

HighMark Funds	Business Trust	Massachusetts

HighMark California Tax-Free Money Market Fund

HighMark Diversified Money Market Fund

HighMark U.S. Government Money Market Fund

HighMark 100% U.S. Treasury Money Market Fund

HighMark Treasury Plus Money Market Fund

HighMark Balanced Fund

HighMark Large-Cap Growth Fund

HighMark Large Cap Value Fund

HighMark Bond Fund

HighMark Value Momentum Fund

HighMark National Intermediate Tax Free Bond Fund

HighMark California Intermediate Tax Free Bond Fund

HighMark Large Cap Core Equity Fund

HighMark International Opportunities Fund

HighMark Cognitive Value Fund

HighMark Enhanced Growth Fund

HighMark Short Term Bond Fund

HighMark Tactical Growth & Income Allocation Fund

HighMark Tactical Capital Growth Allocation Fund

HighMark Small Cap Core Fund

HighMark Equity Income Fund

HighMark Geneva Mid Cap Growth Fund

HighMark Geneva Small Cap Growth Fund

HighMark NYSE Arca Tech 100 Index Fund

HighMark Wisconsin Tax-Exempt Fund

HighMark Funds	Boston Financial Data Services, Inc.

By: /s/ Pamela O’Donnell	By: /s/ Richard J. Johnson
Name: Pamela O’Donnell	Name: Richard J. Johnson
Title: VP, CFO	Title: Division Vice President